Exhibit 99.1

 VARIAN MEDICAL SYSTEMS REPORTS EARNINGS FOR FIRST QUARTER OF FISCAL YEAR 2007;
              COMPANY RAISES EARNINGS GUIDANCE FOR FISCAL YEAR 2007

   FIRST QUARTER NET EARNINGS PER DILUTED SHARE RISE 23 PERCENT TO $0.37($0.43
                        EXCLUDING STOCK OPTION EXPENSING)

    PALO ALTO, Calif., Jan. 24 /PRNewswire-FirstCall/ -- Varian Medical Systems (NYSE: VAR) today announced results for the first quarter of fiscal year 2007 with solid growth in net earnings, revenues, and backlog versus the first quarter of fiscal year 2006. Strong North American net order growth was offset by declines in international regions due in large measure to order timing.

    The company reported net earnings of $50 million ($0.37 per diluted share) in the first quarter of fiscal year 2007 versus net earnings of $41 million ($0.30 per diluted share) in the year-ago quarter. Revenues for the quarter were $388 million, up 16 percent from the first quarter of last fiscal year. Net orders for the first quarter were $408 million, up 1 percent versus the same period last year; and backlog at the end of the quarter stood at $1.4 billion, up 14 percent from the end of the first quarter of fiscal 2006.

    "We are pleased with the growth in our earnings, revenues, and backlog during the quarter," said Timothy Guertin, president and CEO of Varian Medical Systems. "Additionally, this quarter was highlighted by strong growth in net orders for image-guided radiotherapy and stereotactic radiosurgery products in North America and for flat-panel digital image detectors for filmless X-rays."

    The company ended the first quarter with $363 million in cash and marketable securities after spending $77 million during the quarter to repurchase 1.5 million shares of its stock, completing a 6 million share repurchase authorization initiated at the beginning of calendar year 2006. The company has an additional 4.5 million share repurchase authorization that extends through the end of fiscal year 2007.

    Oncology Systems

    Oncology Systems' first quarter revenues totaled $316 million, up 15 percent from results for first quarter of last fiscal year. This business recorded first-quarter net orders of $330 million, up 1 percent from the same period last year. Net orders were up 19 percent in North America and down 16 percent in international markets.

    "Continued rapid adoption of image-guided radiotherapy and stereotactic radiosurgery drove the strong net order growth in North America," Guertin said. "Meanwhile, we had an unusually tough quarter in Europe where delays in government tenders contributed to a significant decline from a strong year-ago quarter. Net orders in Asia also declined versus an exceptionally strong year-ago quarter when we experienced 54 percent growth over the comparable period in fiscal year 2005. Even with occasionally sharp fluctuations in order patterns from region to region and quarter to quarter, we remain confident in the long-term growth prospects for this business in both the international and domestic markets."

    X-Ray Products

    Revenues for the X-Ray Products business, including tubes and digital flat-panel detectors for filmless X-ray imaging, were $62 million for the first quarter of fiscal year 2007, up 19 percent from the year-ago quarter. Net orders for this business were $67 million, up 22 percent from the year-ago quarter.

    "We had another outstanding quarter in X-Ray Products with rapid expansion of shipments in flat-panel detectors for filmless x-ray imaging," Guertin said. "Flat panel revenues doubled as customers continued to broadly integrate these products into new filmless x-ray imaging equipment for medical diagnostics, dental imaging, veterinary care, and industrial inspection."

    Other Businesses

    The company's Security and Inspection Products business and Ginzton Technology Center reported combined first quarter revenues of $9 million, up $3 million from the year-ago quarter. Net orders for the quarter were $10 million, down by $10 million from an exceptionally strong first quarter in fiscal year 2006.

    "While the timing of orders is difficult to predict, we are optimistic about the outlook for our security business as several governments around the world are taking steps to improve cargo screening measures at ports and border crossings," Guertin said.

    The company earlier announced its intent to acquire ACCEL Instruments, GmbH, a supplier of proton therapy systems for cancer treatment and scientific research instruments. "We are very excited to be adding this emerging business to Varian's growth portfolio," Guertin said.

    Outlook

    "Excluding the impact of our intended acquisition of ACCEL Instruments, we continue to believe that revenues for fiscal year 2007 should increase above the fiscal 2006 total by about 13 percent with 7 to 9 percent growth in the second quarter," Guertin said. "Net earnings should be in the range of $1.89 to $1.91 per diluted share for the year, and approach $0.46 for the second quarter."

    The company expects that the annual impact of stock option expensing will be about $0.22 per diluted share in fiscal year 2007. The company is footnoting the impact of stock option expensing on the consolidated statements of earnings attached to the company's quarterly earnings releases.

    Investor Conference Call

    Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2007 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company's web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-800-706-7745 from inside the U.S. or 1-617-614-3472 from outside the U.S. and enter confirmation code 35903623. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S. or 1-617-801-6888 from outside the U.S. and entering confirmation code 66198879. The telephone replay will be available through 5 p.m. PT, January 26, 2007.

    Varian Medical Systems, Inc., of Palo Alto, California is the world's leading manufacturer of medical products for treating cancer and other medical conditions with radiotherapy, brachytherapy, and radiosurgery. The company is also a premier supplier of X-ray tubes and digital detectors for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,900 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com.

    Note regarding reconciliation:

    For comparison purposes, the company makes reference to certain expenses and net earnings per diluted share results in the first quarter that are not consistent with GAAP. These results were reached by excluding incremental non-cash share-based compensation expenses which would have been consistent with GAAP if presented in prior years, but which are now inconsistent with GAAP due to changes in accounting standards. The company references those results to allow a better comparison of operational results in the current period to the prior period. The company's reference to these results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP.

    Forward-Looking Statements

    Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology image-guided radiation therapy (IGRT), stereotactic radiosurgery, filmless X-rays, and security and inspection; growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "should," "believe," "optimistic," "outlook," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the company's ability to develop and commercialize new products; the company's ability to meet demand for manufacturing capacity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase operating margins; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the effect of changes in accounting principles; the company's ability to meet Food and Drug Administration and other regulatory requirements for product clearances or to comply with Food and Drug Administration and other regulatory regulations or procedures; the possibility that material product liability claims could harm future revenues or require the company to pay uninsured claims; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives, other health care reforms, and/or third-party reimbursement levels on capital expenditures for cancer care; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome and Avian Influenza) or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

    A summary of earnings and other financial information follows.

      Varian Medical Systems, Inc. and Subsidiaries Condensed Consolidated
                        Statements of Earnings(Unaudited)

(Dollars and shares in millions,                Q1 QTR        Q1 QTR
except per share amounts)                        2007          2006
------------------------------------------    ----------    ----------
Net orders                                    $    407.9    $    402.3
  Oncology Systems                                 330.2         326.7
  X-Ray Products                                    67.5          55.2
  Other                                             10.2          20.4

Order backlog                                 $  1,420.7    $  1,247.0

Revenues                                      $    387.9    $    334.2
  Oncology Systems                                 316.5         276.3
  X-Ray Products                                    62.4          52.2
  Other                                              9.0           5.7

Cost of revenues (1)                          $    227.7    $    195.4

Gross margin                                       160.2         138.8
  As a percent of revenues                          41.3%         41.5%

Operating expenses
  Research and development (1)                      27.0          22.2
  Selling, general and administrative (1)           63.2          56.8

Operating earnings                                  70.0          59.8
  As a percent of revenues                          18.1%         17.9%
Interest income, net                                 2.5           1.6

Earnings before taxes                               72.5          61.4

Taxes on earnings (1)                               23.0          20.2

Net earnings (1)                              $     49.5    $     41.2

    Net earnings per share - basic: (1)       $     0.38    $     0.31

    Net earnings per share - diluted: (1)     $     0.37    $     0.30


Shares used in the calculation of net
 earnings per share:
  Average shares outstanding - basic               129.2         131.1
  Average shares outstanding - diluted             133.0         135.9

(1) Includes amounts for total share-based compensation expense and its related tax benefits.

(in millions, except per share amounts)
                                                Q1 QTR        Q1 QTR
                                                 2007          2006
                                              ----------    ----------
Costs of revenues                             $      2.0    $      1.0
Research and development                      $      1.3           1.0
Selling, general and administrative                  7.6           6.2
Total                                               10.9           8.2
Taxes on earnings                                   (3.7)         (2.7)
Net earnings                                  $      7.2    $      5.5

Net earnings per diluted share -
 share-based compensation expense             $    0.054    $    0.040

Net earnings per diluted share -
 excluding share-based compensation
 expense                                      $     0.43    $     0.34

                  Varian Medical Systems, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

(In thousands)
                                               December 29     September 29
                                                  2006             2006
                                              -------------    -------------
                                               (Unaudited)
Assets
Current assets
    Cash and cash equivalents                 $     264,266    $     272,508
    Short-term marketable securities                 98,578           93,599
    Accounts receivable, net                        395,835          471,820
    Inventories                                     223,712          189,653
    Deferred tax assets and other                   132,866          128,469
Total current assets                              1,115,257        1,156,049

Property, plant and equipment                       329,401          319,028
    Accumulated depreciation and
     amortization                                  (193,627)        (188,710)
Net property, plant and equipment                   135,774          130,318

Goodwill                                            121,389          121,389
Other assets                                        120,236          103,995
Total assets                                  $   1,492,656    $   1,511,751

Liabilities and Stockholders' Equity
Current liabilities
    Accounts payable                          $      73,425    $      77,985
    Accrued expenses                                249,343          265,750
    Deferred revenue                                112,801          117,813
    Product warranty                                 44,837           42,992
    Advance payments from customers                 133,106          131,462
    Current maturities of long term debt              7,958            7,954

Total current liabilities                           621,470          643,956
Other long-term liabilities                          22,717           21,186
Long-term debt                                       49,303           49,356
    Total liabilities                               693,490          714,498

Stockholders' Equity
Common stock                                        128,891          129,721
Capital in excess of par value                      280,775          265,214
Retained earnings and accumulated
 other comprehensive loss                           389,500          402,318
    Total stockholders' equity                      799,166          797,253
Total liabilities and stockholders' equity    $   1,492,656    $   1,511,751

FOR INFORMATION CONTACT:
Elisha Finney (650) 424-6803
elisha.finney@varian.com

Spencer Sias (650) 424-5782
spencer.sias@varian.com

SOURCE Varian Medical Systems, Inc.
    -0-                            01/24/2007
    /CONTACT: Elisha Finney, +1-650-424-6803, or elisha.finney@varian.com, or Spencer Sias, +1-650-424-5782, or spencer.sias@varian.com, both for Varian Medical Systems, Inc. /
    /Web site:  http://www.varian.com/
    (VAR)